SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) June 11, 2007

BLACKSANDS PETROLEUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

Suite 1250, 645 7th Avenue SW, Calgary, Alberta Canada T2P 4G8

(Address of principal executive offices) (Zip Code)

(403) 870-2220
(Registrant’s Telephone Number, Including Area Code)

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously reported, on May 17, 2007, we placed Cdn$250,000 (approximately US$227,279) in an escrow between us and Access Energy, Inc. (“Access”) together with a Loan Agreement (“Loan Agreement”) and Note from Access in our favor. On June 11, 2007, we released Cdn$100,000 (approximately US$91,313) from escrow and loaned it to Access pursuant to the Loan Agreement. Such monies bear interest at 9% and must be repaid by August 7, 2007.

Also as previously reported, on November 10, 2006, we entered into an Exclusivity Agreement with Access pursuant to which it agreed that it would refrain from soliciting or encouraging the submissions of proposals or offers from any person other than us relating to the purchase of equity or all or a significant portion of its assets. If we engage in such a transaction with Access, monies borrowed under the Loan Agreement will be deemed to have been repaid in full. The period of exclusivity has been extended until August 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Dated: June 15, 2007	By:	/s/ Darren R. Stevenson
Name: Darren R. Stevenson Title: President and Chief Executive Officer